EXHIBIT 10.3

EXECUTION COPY
COMMON/PREFERRED

SECURITIES PURCHASE AGREEMENT

dated as of April 7, 2008

between

WASHINGTON MUTUAL, INC.

and

THE PURCHASERS NAMED HEREIN

Table of Contents

		Page
ARTICLE I
Purchase; Closings

1.1	Purchase	3
1.2	Closing	3

ARTICLE II
Representations and Warranties

2.1	Disclosure	4
2.2	Representations and Warranties of the Company	5
2.3	Representations and Warranties of the Purchaser	10

ARTICLE III
Additional Agreements

3.1	Other Actions	12
3.2	Exchange Listing	13
3.3	Legend	14
3.4	Indemnity	14
3.5	Registration Rights	16

ARTICLE IV
Termination

4.1	Termination	24
4.2	Effects of Termination	24

ARTICLE V
Miscellaneous

5.1	Survival	24
5.2	Standard	24
5.3	Amendment	25
5.4	Waivers	25
5.5	Counterparts and Facsimile	25
5.6	Governing Law	25
5.7	WAIVER OF JURY TRIAL	25
5.8	Notices	25
5.9	Entire Agreement, Etc	26
5.10	Other Definitions	26
5.11	Captions	27
5.12	Severability	27
5.13	No Third Party Beneficiaries	27

5.14	Time of Essence	27
5.15	Specific Performance	27

INDEX OF DEFINED TERMS

Term	Location of Definition
Affiliate	5.10(a)
Agreement	Preamble
Beneficially Own	3.1(d)
Beneficial Owner	3.1(d)
Benefit Plan	2.3(e)(4)
Board of Directors	2.2(c)(1)
business day	5.10(e)
Capitalization Date	2.2(b)
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	Recitals
Company	Preamble
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(b)
Company SEC Reports	2.2(g)
Company Subsidiary	2.2(c)
Convertible Preferred	Recitals
Disclosure Package	3.5(a)(1)
Disclosure Schedule	2.1(a)
ERISA	2.3(e)(5)
Exchange Act	2.2(g)
Free Writing Prospectus	3.5(g)(2)
Governmental Entities	2.2(d)(1)
HOLA	2.2(a)
Holder	3.5(a)(3)
Holder Free Writing Prospectus	3.5(a)(4)
Holders’ Counsel	3.5(d)(2)
Indemnified Party	3.4(b)
indemnified person	3.5(g)(3)
indemnifying person	3.5(g)(3)
Liability	3.5(g)(1)
Liens	2.2(c)
Losses	3.4(a)
Material Adverse Effect	2.1(b)
person	5.10(f)
Previously Disclosed	2.1(c)
Purchasers	Preamble
QIB	2.3(e)(1)
Registrable Securities	3.5(a)(5)
Registration Expenses	3.5(d)(1)
SEC	2.1(c)
Shares	Recitals
Securities Act	2.2(g)(1)

Term	Location of Definition
Selling Holders	3.5(a)(6)
Series R Preferred Stock	2.2(b)
Shareholder Approval	3.1(b)
Shareholder Proposals	3.1(b)
Shelf Period	3.5(b)(1)
Shelf Registration	3.5(b)(1)
Shelf Registration Statement	3.5(b)(1)
Significant Subsidiary	2.2(c)
Subsidiary	2.2(c)
WM Funding	2.2(b)
WMB	2.2(a)

SECURITIES PURCHASE AGREEMENT, dated as of April 7, 2008 (this “Agreement”), between Washington Mutual, Inc., a Washington corporation (the “Company”), and the purchasers named on the signature pages to this Agreement (the “Purchasers”).

RECITALS:

WHEREAS, the Company intends to sell to each Purchaser, and each Purchaser severally and not jointly intends to purchase from the Company at the Closing (as defined below), shares of Common Stock, no par value, of the Company (the “Common Stock”) and, in the case of certain purchasers, shares of a series of contingent convertible perpetual non-cumulative preferred stock, no par value, of the Company (the “Convertible Preferred Stock”, and the shares of Common Stock and Convertible Preferred Stock so purchased pursuant hereto, the “Shares”), as described herein with respect to such Purchaser.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSINGS

1.1   Purchase. On the terms and subject to the conditions set forth herein, each Purchaser, severally and not jointly, agrees that it will purchase from the Company, and the Company agrees that it will sell to each such Purchaser, the number of Shares set forth opposite such Purchaser’s name on such Purchaser’s signature page to this Agreement.

1.2   Closing.

(a)   For each Purchaser, subject to the satisfaction or waiver of the conditions set forth in this Agreement with respect to the purchase and sale by such Purchaser, the closing of the purchase and sale of the Shares pursuant hereto (the “Closing”) shall occur at 9:30 a.m., New York time, on April 11, 2008, or on such later date as the Company may by written notice specify to such Purchaser, at the offices of Simpson Thacher & Bartlett LLP located at 425 Lexington Avenue, New York, New York 10017 or such other date or location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.”

(b)   Subject to the satisfaction or waiver of the conditions to the Closing in Section 1.2(c), at the Closing, the Company will deliver to each Purchaser one stock certificate representing the total number of Shares of Common Stock and one stock certificate representing the total number of shares of Convertible Preferred Stock to be purchased by such Purchaser pursuant hereto, in each case registered in the name of such Purchaser or such other person (which shall be an Affiliate or nominee of such Purchaser or such Affiliate) as such Purchaser may have designated in writing to the Company not less than one business day prior to the Closing, against payment therefor by wire transfer by such Purchaser of immediately available United States funds to a bank account designated by the Company, for an aggregate purchase price equal to the amount set forth on such Purchaser’s signature page to this Agreement.

(c)   Closing Conditions.

(1)   The respective obligations of each Purchaser on the one hand, and the Company, on the other hand, to consummate the Closing is subject to the fulfillment or written waiver by the applicable Purchaser and the Company prior to the Closing of the following conditions:

(A)   no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing;

(B)   the shares of Common Stock to be issued at the Closing shall have been authorized for listing on the New York Stock Exchange or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance; and

(C)   the Company shall have issued and sold shares of capital stock on or after the date hereof and on or prior to the Closing Date and received aggregate proceeds in respect thereof (including the proceeds to be received from such Purchaser) of not less than $4.9 billion in the aggregate; provided, that for purposes of this clause (C), to the extent there exist at Closing contractual obligations of purchasers to deliver funds in respect of any such sales within not more than 14 days following Closing, the funds subject to such contractual obligations shall be considered to be proceeds received for purposes of this provision.

(2)   The obligation of each Purchaser to consummate the purchase of Shares to be purchased by it at the Closing is also subject to the fulfillment or written waiver by such Purchaser prior to the Closing of each of the following conditions:

(A)   the Company shall have performed in all material respects all obligations required to be performed by it at or prior to Closing; and

(B)   such Purchaser shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(c)(2)(A) has been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1  Disclosure. (a)  On or prior to the date hereof, the Company delivered to each Purchaser and each Purchaser delivered to the Company a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to such Purchaser, or to one or more of its covenants contained in Article III.

(b)  As used in this Agreement, any reference to any fact, change, circumstance or effect being “material” with respect to the Company means such fact, change, circumstance or effect is material in relation to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole. As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, (1) is material and adverse to the business, results of operations or financial condition of the Company and Company Subsidiaries taken as a whole or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded the following: (A) changes in generally accepted accounting principles or regulatory accounting principles applicable to banks, savings associations or their holding companies, (B) changes in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company taken in accordance with the terms of this Agreement, (D) changes in general economic, monetary or financial conditions, including changes in prevailing interest rates, credit markets, secondary mortgage market conditions or housing price appreciation/depreciation trends, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities, (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (including guidance as to “earnings drivers”) for any period ending on or after December 31, 2007, (G) changes in global or national political conditions, including the outbreak or escalation of war or acts of terrorism, and (H) the public disclosure of this Agreement or the transactions contemplated hereby.

(c)  “Previously Disclosed” means information (1) set forth on the Disclosure Schedule or (2)  publicly disclosed by the Company in the Company SEC Reports filed by it with or furnished to the Securities and Exchange Commission (“SEC”) and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2  Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants to the Purchasers as of the date of this Agreement that:

(a)   Organization and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Washington, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have a Material Adverse Effect, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a savings and loan holding company under the Home Owners’ Loan Act, as amended (“HOLA”). Washington Mutual Bank (“WMB”) is duly organized and in good standing as a federal savings association under HOLA and its deposits are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by law. WMB is a member in good standing of the Federal Home Loan Bank of San Francisco.

(b)   Capitalization. The authorized capital stock of the Company consists of 1,600,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”). As of the close of business on March 31, 2008 (the “Capitalization Date”), there were 882,140,637 shares of Common Stock outstanding and 3,000,500 shares of Preferred Stock outstanding, consisting of 500 shares of Series K Perpetual Non-cumulative Floating Rate Preferred Stock and 3,000,000 shares of 7.75% Series R Non-cumulative Perpetual Convertible Preferred Stock (the “Series R Preferred Stock”). As of the close of business on the Capitalization Date, no shares of Common Stock or Preferred Stock were reserved or to be made available for issuance, except for (1) (A) 83,311,421 shares of Common Stock reserved or to be made available for issuance upon the exercise of options to purchase Common Stock, (B) 2,186,394 share of Common Stock reserved or to be made available for issuance upon the vesting of restricted stock units and (C) 949,369 shares of Common Stock reserved or to be made available for issuance upon the vesting of performance share awards, (2) 834,322 shares of Common Stock reserved or to be made available for issuance under the 2002 Employee Stock Purchase Plan, (3) 563 shares of Common Stock reserved or to be made available for issuance upon conversion of the Company’s 2.75% Convertible Cash to Accreting Senior Notes due March 15, 2016, (4) 1,176,502 shares of Common Stock reserved or to be made available for issuance upon conversion of the Company’s 4% Convertible Senior Notes due May 15, 2008, (5) 141,176,471 shares of Common Stock reserved or to be made available for issuance upon conversion of the Series R Preferred Stock, (6) 29,242,092 shares of Common Stock reserved or to be made available for issuance pursuant to the Company’s Trust Warrants issued pursuant to the Warrant Agreement, dated as of April 30, 2001 between the Company and The Bank of New York, (7) approximately 11,900,000 shares of Common Stock reserved or to be made available for issuance pursuant to Litigation Warrants issued pursuant to the Amended and Restated Warrant Agreement, dated as of March 11, 2003 between the Company and Mellon Investor Services LLC, (8) 700,000 shares of Company Preferred Stock designated as Series RP Preferred Stock, par value $0.01 per share, reserved or to be made available for issuance upon the exercise of rights granted under the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services, L.L.C., (9) 1,250 shares of Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved or to be made available for issuance upon conversion of the Series 2006-A Convertible Preferred Securities issued by Washington Mutual Preferred Funding LLC (“WM Funding”), (10) 750 shares of Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved or to be made available for issuance upon conversion of the Series 2006-B Convertible Preferred Securities of WM Funding, (11) 500 shares of Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved or to be made available for issuance upon conversion of the Series 2006-C Convertible Preferred Securities of WM Funding, (12) 500 shares of Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved or to be made available for issuance upon conversion of the Series 2007-A Convertible Preferred Securities of WM Funding, and (13) 1,000 shares of WM Series N Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved or to be made available for issuance upon conversion of the Series 2007-B Convertible Preferred Securities of WM Funding. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(c)   Company’s Subsidiaries. Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 sets forth a correct and complete list of the Company Subsidiaries, including the Company’s Significant Subsidiaries. Each of the Company’s Significant Subsidiaries is duly organized and validly existing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified or in good standing would have a Material Adverse Effect. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of or all other equity interests in each of the Company Subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever (“Liens”), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As used herein, “Subsidiary” means, with respect to any person, any corporation, partnership, joint venture, limited liability company or other entity (1) of which such person or a subsidiary of such person is a general partner or (2) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof; “Company Subsidiary” means any Subsidiary of the Company; and “Significant Subsidiary” means, with respect to any person, any Subsidiary that would constitute a “significant Subsidiary” of such person within the meaning of Rule 1-02 of Regulation S-X of the SEC.

(d)   Authorization. (1) The Company has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Company (the “Board of Directors”). Subject to such approvals of federal, state, local and foreign authorities, agencies, courts, commissions or other entities, including stock exchanges and other self-regulatory organizations (collectively, “Governmental Entities”) referred to in Section 2.2(d), and assuming due authorization, execution and delivery by the applicable Purchaser, this Agreement is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No vote of the Company’s shareholders is required for the execution and delivery by the Company of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby, except that the Shareholder Approvals are required in connection with the conversion of the Convertible Preferred Stock.

(2)  Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the

Company with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (A) its articles of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 2.2(d), violate any statute, rule or regulation or, to the knowledge of the Company, any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect.

(e)   Governmental Consents. Other than as Previously Disclosed, and the securities or blue sky laws of the various states, no material notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting periods, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(f)   Financial Statements. The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2007 and 2006 and the related consolidated statements of income, shareholders’ equity and cash flows for the three years ended December 31, 2007, together with the notes thereto (collectively, the “Company Financial Statements”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the dates set forth therein and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods stated therein.

(g)   SEC Reports. (1) Since December 31, 2005, the Company and each Company Subsidiary has filed all material reports, registration statements, proxy statements and other documents, together with any required amendments thereto, that it was required to file with any SEC (the foregoing, collectively, the “Company SEC Reports”). As of its date (or if amended prior to the date of this Agreement, as of the date of such amendment), each Company SEC Report did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in the light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)  The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or their accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a Material Adverse Effect. The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h)   Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Shares to be issued pursuant to this Agreement under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Shares to the Purchasers pursuant to this Agreement to the registration requirements of the Securities Act.

(i)   Status of Shares. The shares of Common Stock and Convertible Preferred Stock to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such shares of Common Stock and Convertible Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company. The shares of Common Stock issuable upon the conversion of the Convertible Preferred Stock will, upon receipt of the Shareholder Approvals and filing of the related Articles of Amendment to the Company’s Restated and Amended Articles of Incorporation with the Washington Secretary of State, have been duly authorized by all necessary corporate action and when so issued upon such conversion will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other shareholder of the Company.

(j)   Litigation and Other Proceedings. There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary

subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect.

(k)   Compliance with Laws. The Company and each Company Subsidiary have all material permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material to the business of the Company or such Company Subsidiary. The conduct by the Company and each Company Subsidiary of their business as presently conducted does not violate or infringe any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation in any material respect. Neither the Company nor any Company Subsidiary is in material default under any order, license, regulation, demand, writ, injunction or decree of any Governmental Entity. The Company and the Company Subsidiaries currently are complying with all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees, except to the extent any noncompliance would not reasonably be expected to have a Material Adverse Effect.

2.3  Representations and Warranties of the Purchaser. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that as of the date of this Agreement:

(a)   Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and such Purchaser has the corporate or other power and authority to own its properties and assets and to carry on its business as it is now being conducted.

(b)   Authorization. (1)  Such Purchaser has the corporate or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Purchaser’s board of directors, general partner or managing members, as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required. This Agreement is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(2)   Other than the securities or blue sky laws of the various states, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary for the consummation by such Purchaser of the transactions contemplated by the this Agreement.

(c)   Ownership. As of the date of this Agreement, such Purchaser and its Affiliates are the owners of record or the Beneficial Owners of the number of shares of Common Stock or securities convertible into or exchangeable for Common Stock set forth on such Purchaser’s signature page.

(d)   Financial Capability. Such Purchaser currently has available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement

(e)   Purchase for Investment.

(1)   Such Purchaser (and any investor account for which it is purchasing Shares) is either (i) a qualified institutional buyer as defined under Rule 144A under the Securities Act (“QIB”) or (ii) an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares, and such Purchaser (and any investor account for which it is purchasing Shares) is able to bear the economic risk of its investment and can afford a complete loss of its investment.

(2)   Such Purchaser understands and agrees on behalf of itself and on behalf of any investor account for which it is purchasing Shares, and each subsequent holder of a Security by its acceptance thereof will be deemed to agree, that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been and, except as contemplated by Section 3.5, will not be, registered under the Securities Act and that, unless the Shares are sold in a registered offering under the Securities Act, (i) such Purchaser may offer, sell, pledge or otherwise transfer any of the Shares only to a person whom the seller reasonably believes is a QIB in a transaction not involving a public offering and (ii) if prior to the expiration of the applicable holding period specified in Rule 144(k) of the Securities Act (or any successor provision) such Purchaser decides to offer, resell, pledge or otherwise transfer any Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) to a person whom the seller reasonably believes is a QIB in a transaction not involving a public offering, (B) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (C) pursuant to an effective registration statement under the Securities Act, or (D) to the Company or one of its subsidiaries, in each of cases (A) through (D) in accordance with any applicable securities laws of any State of the United States, and that (iii) such Purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the Shares from it of the resale restrictions referred to in (i) and (ii) above, as applicable, and will provide the Company and the transfer agent such certificates and other information as they may reasonably require to confirm that the transfer by it complies with the foregoing restrictions, if applicable.

(3)   Such Purchaser acknowledges that it (i) has conducted its own investigation of the Company, (ii) has had access to the Company’s public filings with the Securities and Exchange Commission and to such financial and other information as it deems necessary to make its decision to purchase the Shares, and (iii) has been offered the opportunity to ask questions of the Company and received answers thereto, as it deemed necessary in connection with the decision to purchase the Shares.

(4)   The Shares to be purchased by such Purchaser are not being acquired, directly or indirectly, with the assets of any “employee benefit plan” (a “Benefit Plan”) within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or, if the assets of a Benefit Plan are being used, directly or indirectly, for such acquisition, neither the acquisition nor holding of such Shares will result in a nonexempt prohibited transaction under ERISA or the Internal Revenue Code of 1986, as amended.

(5)   Such Purchaser is acquiring the Shares for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Shares in violation of the Securities Act.

(6)   Such Purchaser understands that (i) the Shares are being offered and sold without registration under the Securities Act in a transaction that is exempt from the registration requirements of that Act, (ii) such exemption depends, in part, on the accuracy and truthfulness of the foregoing representations of such Purchaser and (iii) the Company will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements and agrees that if any of the representations and acknowledgements deemed to have been made by it by its purchase of the Shares is no longer accurate, it shall promptly notify the Company. If such Purchaser is acquiring Shares as a fiduciary or agent for one or more investor accounts, such Purchaser represents that is has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.

(7)   Such Purchaser understands that nothing in this Agreement, the Company SEC Reports or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares and has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Shares.

ARTICLE III

ADDITIONAL AGREEMENTS

3.1   Other Actions. (a)   Each Purchaser, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement, and to perform the covenants contemplated by this Agreement.

(b)   Unless this Agreement has been terminated pursuant to Section 4.1, the Company shall call a special meeting of its shareholders, promptly following the later of (1) the Closing and (2) the 2008 annual meeting of its shareholders, to vote on proposals (collectively, the “Shareholder Proposals”) to (A) approve the conversion of the Convertible Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s articles of incorporation to, among other things, increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Convertible Preferred Stock into Common Stock. In connection with such meeting, the Company shall promptly prepare and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders, and shall use its reasonable best efforts to solicit proxies for such shareholder approval. If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement. In the event that the approvals necessary to permit the Convertible Preferred Stock to be converted into Common Stock are not obtained at such special shareholders meeting, the Company shall include a proposal to approve such issuance at a meeting of its shareholders no less than once in each subsequent annual period beginning in 2009 until such approval is obtained.

(c)   Each Purchaser, on the one hand, and the Company, on the other hand, agrees, upon request, to furnish the other party with all information concerning itself, its Affiliates, directors, officers, partners and shareholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with any such shareholders meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any Governmental Entity in connection with the Closing and the other transactions contemplated by this Agreement.

(d)   Unless this Agreement has been terminated pursuant to Section 4.1, each Purchaser hereby agrees that at any meeting of the shareholders of the Company held to vote on the Shareholder Proposals, however called, such Purchaser shall vote, or cause to be voted, all of the shares of Common Stock Beneficially Owned by such Purchaser and its Affiliates in favor of the Shareholder Proposals. For purposes of this Agreement, a person shall be deemed to “Beneficially Own” any securities of which such person or any such person’s Affiliates is considered to be a “Beneficial Owner” under Rule 13d-3 under the Exchange Act.

3.2   Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable, and in any event before the Closing.

3.3   Legend. (a)  The Purchasers agree that all certificates or other instruments representing the Shares subject to this Agreement will bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (A) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) SUBJECT TO THE ISSUER’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (A) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

(b)   Upon request of a Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the legend to be removed from any certificate for any Shares to be Transferred in accordance with the terms of this Agreement. Each Purchaser severally and not jointly acknowledges that the Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

3.4   Indemnity. (a)  The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and each of their respective officers and directors, and each person who controls such Purchaser within the meaning of the Exchange Act and the regulations thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) subject to the standard set forth in Section 5.2, any inaccuracy in or breach of the Company’s representations or warranties in this Agreement, or (2) the Company’s breach of agreements or covenants made by the Company in this Agreement; provided that Losses shall not include any consequential or punitive damages.

(b)   A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the Company of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 3.4 unless and to the extent that the Company shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Company shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnified Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both the Company and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Company (except that the Company shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions). If the Company assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Company copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Company’s request) the provision to the Company of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Company shall not unreasonably withhold or delay its consent. The Company further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(c)   The cumulative indemnification obligation of the Company to any Purchaser and its related Indemnified Parties for inaccuracies in or breaches of representations and warranties shall in no event exceed the aggregate purchase price paid by such Purchaser for the Shares purchased pursuant to this Agreement.

(d)   Any claim for indemnification pursuant to this Section 3.4 for breach of any representation or warranty can only be brought on or prior to the first anniversary of the Closing Date.

(e)   The indemnity provided for in this Section 3.4 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty of the Company or any breach of any covenant or agreement of the Company contained in this Agreement; provided that nothing herein shall limit in any way any Purchaser’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby.

3.5   Registration Rights.

(a)   Defined Terms. As used in this Section 3.5, the following terms have the following meanings:

(1)    “Disclosure Package” means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

(2)   “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

(3)   “Holder” means any Purchaser and any Transferee of Registrable Securities.

(4)   “Holder Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

(5)   “Registrable Securities” means (i) the Shares of Common Stock purchased pursuant to this Agreement, (ii) the Shares of Convertible Preferred Stock purchased pursuant to this Agreement, (iii) all shares of Common Stock issued or issuable upon conversion of Shares of Convertible Preferred Stock purchased pursuant to this Agreement and (iv) and any securities which may be issued or issued or issuable in respect of shares referred to in clauses (i) or (iii) by way of share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) such securities have been sold to the public pursuant to Rule 144 or Rule 145 or other exemption from registration under the Securities Act, (y) such securities have been acquired by the Company or (z) such securities are able to be sold by a Holder without restriction as to volume or manner of sale pursuant to Rule 144(k) under the Securities Act.

(6)   “Selling Holders” means, with respect to any underwritten offering, the Holders whose Registrable Securities are included for sale pursuant to such underwritten offering.

(b)   Shelf Registration.

(1)   As soon as reasonably practicable following the Closing (but in any event no later than twenty days after the Closing Date), the Company shall use its reasonable best efforts to qualify for registration on, and will promptly file, Form S-3 or any comparable or successor form or forms or any similar short-form registration, and such registration will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415 (such registration statement, a “Shelf Registration Statement” and such registration, a “Shelf Registration”). In no event shall the Company be obligated to effect any shelf registration other than pursuant to a short-form registration. Upon filing a Shelf Registration, subject to Section 3.5(b)(3), the Company shall keep such Shelf Registration effective with the SEC at all times and any Shelf Registration shall be re-filed upon its expiration, and the Company shall cooperate in any shelf take-down by amending or supplementing the prospectus related to such Shelf Registration as may be requested by the Holders or as otherwise required, until the Holders who would require such registration to effect a sale of the Registrable Securities no longer hold the Registrable Securities (such period of effectiveness, the “Shelf Period”). The Company shall use its commercially reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and to not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the Shelf Period.

(2)   The Company shall pay all Registration Expenses incurred in connection with any Shelf Registration.

(3)   The Company shall be entitled to postpone the filing or initial effectiveness of, or suspend the use of, any Shelf Registration Statement if the Company gives to the Holders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company certifying that, in the good faith judgment of the Board of Directors, such registration, offering or use would (i) be expected to adversely affect or interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (ii) require the disclosure of information that has not been, and is not otherwise required to be, disclosed by the Company and such disclosure, in the good faith judgment of the Board of Directors, would be expected to adversely affect the Company or its business or adversely affect or interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company; provided that the Company shall not be permitted to do so (x) for more than 60 days for a given occurrence of such a circumstance, (y) more than three times during any twelve-month period or (z) for periods exceeding, in the aggregate, 120 days during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, each Holder agrees, severally and not jointly, to suspend, promptly upon its receipt of the notice referred to above, its use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.

(c)   Registration Procedures. In connection with its obligations with respect to the Shelf Registration Statement pursuant to Section 3.5(b), the Company shall use its reasonable best efforts to as expeditiously as possible:

(1)   prepare and file with the SEC a Shelf Registration Statement on such form as is required pursuant to the terms hereof and which shall be available for the sale of the Registration with respect to such Registrable Securities, make all required filings with the National Association of Securities Dealers and the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Shelf Registration Statement to become effective as soon as reasonably practicable;

(2)   prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective during the period provided for herein, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Shelf Registration Statement;

(3)   furnish to each Holder such number of copies, without charge, of such Shelf Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(4)   register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder (or managing underwriter, if any, in the case of an underwritten offering) reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions within the United States of the Registrable Securities owned by such Holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(5)   notify each Holder and upon discovery that, or upon the discovery of the happening of any event as a result of which, the a prospectus with respect to any Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such Holder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(6)   notify each Holder (i) when the Shelf Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Shelf Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for any of such purposes;

(7)   cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ stock market, as determined by the Company;

(8)   provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement;

(9)   in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements and, subject to Section 3.5(g), lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as the Selling Holders or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(10)   in the case of an underwritten offering, make available for inspection by the Holders’ Counsel, any underwriter participating in any disposition pursuant to such Shelf Registration Statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any of the foregoing in connection with such offering, provided that it shall be a condition to such inspection and receipt of such information that the inspecting person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

(11)   timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(12)   in the event of the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in the Shelf Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(13)   in the case of an underwritten offering, obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of the Shelf Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request;

(14)   in the case of an underwritten offering, provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Shelf Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(15)   As a condition to registering Registrable Securities, the Company may require each Selling Holder to furnish the Company with such information regarding such person and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

(d)   Registration Expenses.

(1)   Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the New York Stock Exchange or the NASDAQ stock market. The holders of the securities so registered shall pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling holder pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

(2)   In connection with any underwritten offering pursuant to the Shelf Registration Statement, the Company will reimburse the Sellers of Registrable Securities for the reasonable fees and disbursements of one counsel (“Holders’ Counsel”).

(e)   Participation in Underwritten Registrations.

(1)   The Company shall not be required to assist in an underwritten offering unless requested by the Holders of a majority aggregate face amount of the Registrable Securities. If any of the Registrable Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers or manager or managers that will manage the offering will be selected by the Company and shall be reasonably acceptable to the Holders of a majority in aggregate face amount of the Registrable Securities.

(2)   None of the Holders may participate in any registration hereunder that is underwritten unless such person (i) agrees to sell its Registrable Securities on the basis provided in the underwriting arrangements entered into pursuant to this Agreement (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s)), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such person’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement). Notwithstanding the foregoing, the liability of any Holder participating in such an underwritten registration shall be limited to an amount equal to the amount of gross proceeds attributable to the sale of such person’s Registrable Securities.

(3)   Each person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.5(c)(5) or (6), such person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Shelf Registration Statement until such person receives copies of a supplemented or amended prospectus as contemplated by such Section 3.5(c)(5) and/or until the applicable circumstance referred to in Section 3.5(c)(6) ceases to exist.

(f)   Rule 144. The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144), all to the extent required from time to time to enable such person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such person a written statement as to whether it has complied with such information requirements.

(g)   Indemnification; Contribution.

(1)   Indemnification by the Company. The Company shall indemnify and hold harmless each Holder and each person who controls (within the meaning of Section 15 of the Securities Act) such Holder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including reasonable costs of investigation and reasonable attorneys’ fees and expenses) (each, a “Liability”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Registration Statement (including any prospectus or any amendment or supplement thereto), and (ii) the omission or alleged omission to state in the Disclosure Package or the Registration Statement (including any prospectus or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder expressly for use therein.

(2)   Indemnification by Holders. Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, any underwriter retained by the Company, each other Holder, their respective directors, officers and each person who controls the Company, such other Holders or such underwriter (within the meaning of Section 15 of the Securities Act) from and against any and all Liabilities arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, any Holder Free Writing Prospectus or the Shelf Registration Statement (including in any prospectus or any amendment or supplement thereto), and (ii) the omission or alleged omission to state in the Disclosure Package, any Holder Free Writing Prospectus or the Shelf Registration Statement (including in any prospectus or any amendment or supplement thereto) any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent such Liabilities arise out of or are based upon written information furnished by such Holder or on such Holder’s behalf expressly for inclusion therein; provided that the total amount to be indemnified by such Holder pursuant to this Section 3.5(g) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering to which the Shelf Registration Statement, Disclosure Package or Holder Free Writing Prospectus relates.

(3)   Conduct of Indemnification Proceedings . Any person entitled to indemnification hereunder (the “indemnified person”) shall give prompt written notice to the indemnifying party (the “indemnifying person”) after the receipt by the indemnified person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the indemnified person intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the indemnifying person shall not relieve the indemnifying person of any Liability that it may have to the indemnified person hereunder (except to the extent that the indemnifying person forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the indemnifying person as above provided, the indemnifying person shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying person similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified person. The indemnified person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified person unless (i) the indemnifying person agrees to pay the same, (ii) the indemnifying person fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified person or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying person and the indemnified person and such parties have been advised by such counsel that either (A) representation of such indemnified person and the indemnifying person by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the indemnified person that are different from or additional to those available to the indemnifying person, in which case the indemnifying person shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified persons. No indemnifying person shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No indemnifying person shall, without the written consent of such indemnified person, effect any settlement of any pending or threatened proceeding in respect of which such indemnified person is a party and indemnity has been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability for claims that are the subject matter of such proceeding.

(4)   Contribution. If the indemnification provided for in this Section 3.5(g) from the indemnifying person is unavailable to an indemnified person hereunder in respect of any Liabilities referred to herein, then the indemnifying person, in lieu of indemnifying such indemnified person, shall contribute to the amount paid or payable by such indemnified person as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying person and indemnified person in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying person and indemnified person shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying person or indemnified person, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in the foregoing provisions of this Section 3.5(g), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by such Holder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5(g) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV

TERMINATION

4.1   Termination. This Agreement may be terminated (as between the party electing to terminate it and the counterparty to which such termination is directed):

(a)   by mutual written agreement of the each such party; or

(b)   by either the Company or a Purchaser, upon written notice to the other party, in the event that the Closing does not occur on or before July 15, 2008; provided, however, that the right to terminate this Agreement pursuant to this Section 4.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

4.2   Effects of Termination. In the event of any termination of this Agreement as provided in Section 4.1, this Agreement (other than Article V, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

ARTICLE V

MISCELLANEOUS

5.1   Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of one year following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the first anniversary of the Closing Date) and thereafter shall expire and have no further force and effect, including in respect of Section 3.4. Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

5.2   Standard. Notwithstanding anything that may be to the contrary herein, no representation or warranty of the Company hereunder shall be deemed to be untrue, inaccurate or incorrect for any purpose of this Agreement, and the Company shall not be deemed to have breached a representation or warranty (disregarding all qualifications or limitations set forth in such representations and warranties as to “materiality”, “Material Adverse Effect” and words of similar import) for any purpose under this Agreement, including for purposes of Section 3.4, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any of such representations or warranties, has had or would reasonably be expected to have a Material Adverse Effect.

5.3   Amendment. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

5.4   Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

5.5   Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5.6   Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

5.7   WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8  Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)   If to a Purchaser at the address indicated on such Purchaser’s signature page.

(b)   If to the Company:

Washington Mutual
Legal Department
1301 Second Avenue, WMC 3501
Seattle, Washington 98101
Attn: Charles Smith
Facsimile: (206) 377-2236

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Lee Meyerson
         Maripat Alpuche
Telephone: (212) 455-2000
Fax: (212) 455-2502

5.9   Entire Agreement, Etc. (a)  This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void). Without limiting the foregoing, none of the rights of any Purchaser (other than the registration rights set forth in Section 3.5) hereunder shall be assigned to, or enforceable by, any person to whom a Purchaser may Transfer Securities.

5.10   Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a)   the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b)   the word “or” is not exclusive;

(c)   the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(d)   the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e)   “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Washington generally are authorized or required by law or other governmental actions to close;

(f)   “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act; and

(g)   all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

5.11   Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

5.12   Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

5.13   No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto, any benefit right or remedies, except that the provisions of Section 3.4 shall inure to the benefit of the persons referred to in that Section.

5.14   Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

5.15   Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

* * *

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WASHINGTON MUTUAL, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

Accepted and Agreed as of the date first above written:

Name of Purchaser

By:
[PLEASE SIGN ABOVE THIS LINE]

Name:

Title:

Address:

Aggregate number of shares of Common Stock to be purchased by you: shares

Price per share applicable to the purchase by you of the Common Stock:	$8.75

Aggregate number of shares of Convertible Preferred Stock to be purchased by you: shares

Price per share applicable to the purchase by you of the Convertible Preferred Stock:		$100,000

Nominee (name in which the shares of Common Stock are to be registered, if different than name of Purchaser):

Taxpayer Identification Number (if acquired in the name of a Nominee, the taxpayer I.D. No. of such Nominee):

Nominee (name in which the shares of Convertible Preferred Stock are to be registered, if different than name of Purchaser):

Taxpayer Identification Number for Convertible Preferred Stock Nominee (if acquired in the name of a Nominee, the taxpayer I.D. No. of such Nominee):